UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006

Senomyx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

11099 North Torrey Pines Road
La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

Effective October 6, 2006, we entered into a Collaborative Research, Commercialization and License Agreement with Ajinomoto Co., Inc. for the discovery and commercialization of specified natural flavor ingredients.  Under the terms of the agreement, Ajinomoto has agreed to pay us research funding for up to three years based on research progress during the collaborative period.  In addition, we are eligible to receive payments upon achievement of specific milestones. The combined total of research funding and milestone payments could exceed $2.8 million if all milestones are met. Upon commercialization, we will receive payments based on sales of products containing new flavor ingredients developed under the agreement.

The press release dated October 11, 2006 announcing our entry into the agreement and describing certain of its material terms is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

99.1                                Press release of Senomyx, Inc. dated October 11, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

By:	/s/ HARRY LEONHARDT
Harry Leonhardt
Senior Vice President, General Counsel and Corporate Secretary

Date: October 11, 2006

INDEX TO EXHIBITS

99.1         Press release of Senomyx, Inc. dated October 11, 2006.